EX-21.1 2 ex21-1.htm EX-21.1 LIST OF SIGNIFICANT SUBSIDAIARIES

EXHIBIT 21.1

SSI INVESTMENTS II LIMITED

SIGNIFICANT SUBSIDIARIES

SUBSIDIARIES	JURISDICTION

SSI Co-Issuer LLC	Delaware
SSI Investments III Limited	Ireland
SkillSoft Limited	Ireland
SkillSoft Corporation	Delaware
SkillSoft Ireland Limited	Ireland
SkillSoft U.K. Limited	England
SkillSoft Asia Pacific Pty Ltd	Australia
SkillSoft Finance Limited	Grand Cayman
CBT (Technology) Limited	Ireland
SkillSoft Canada, Ltd.	Canada
SkillSoft New Zealand Ltd	New Zealand
SkillSoft France SARL	France
SkillSoft Asia Pacific PTE Ltd	Singapore
NETg GmbH	Germany
SkillSoft NETg Limited	England
SkillSoft Software Service India Private Limited	India
Element K Corporation	Delaware
Element K Canada, Inc.	Canada
Element K (UK) Ltd.	England

Element K India Private Ltd.	India
ThirdForce Limited	Ireland

ThirdForce Group Plc	Ireland

MindLeaders UK Limited	England

MindLeaders Asia Pacific PTY Ltd.	Australia

MindLeaders, Inc.	Delaware
MindLeaders Ireland Learning Limited	Ireland